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                                                                    EXHIBIT 21.1

                     SUBSIDIARIES OF FORMULA FOOTWEAR, INC.



Formula Footwear, Inc. has one subsidiary, Formula Acquisition Corp., incorporated in the State of Delaware on February 18, 2004.